UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 4, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On September 4, 2009, the Company announced that Jack A. Henry, Michael Garnreiter and Greg LeClaire were appointed to the Company’s Board of Directors (the “Board”), effective immediately. Messrs. Henry, Garnreiter and LeClaire will serve on the Board until the Company’s 2009 Annual Meeting of Stockholders.

Mr. Henry has served on the board of directors of White Electronic Designs corp. (NASDAQ: WEDC) since January 2004 and currently serves as the Chairman of its Audit Committee and is a member of its Compensation and Operations Review Committees. Mr. Henry has also served on the board of directors of Grand Canyon Education, Inc. (NASDAQ: LOPE) since November 2008 and currently serves as the Chairman of its Audit Committee. He also currently serves on the boards of directors of several private companies previously served on the boards of directors of four other public-reporting companies. Mr. Henry began his career with Arthur Andersen in 1966, and in 2000 retired as the managing partner of the Phoenix, Arizona office. He then formed Sierra Blanca Ventures LLC, a private investment and advisory firm. Additionally, he serves as President of the Arizona Chapter of the National Association of Corporate Directors. Mr. Henry holds a Bachelor’s degree in Business Administration and a Master’s degree in Business Administration from the University of Michigan.

Mr. Garnreiter is currently President of Rising Sun Restaurant Group, L.L.C., a private restaurant operating company and has held that position since August 2006. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter is a director of Taser International (NASDAQ: TASR), Knight Transportation Inc. (NYSE: KNX) and Amtech Systems (NASDAQ: ASYS). Mr. Garnreiter previously served as a general partner of the international accounting firm of Arthur Andersen from 1974 through March 2002. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.

Mr. LeClaire has served as a director and Audit Committee Chairman of LiveDeal, Inc. (NASDAQ: LIVE) since May 2008. He also currently serves as a financial, operational and strategic development consultant in the technology sector. Mr. LeClaire was Chief Financial Officer and Corporate Secretary of ClearOne Communications, Inc. (NASDAQ: CLRO), a manufacturer and marketer of audio conferencing and related products from September 2006 to May 2009. From April 2006 until August 2006, Mr. LeClaire served as Vice President – Finance and Administration for LiveDeal, Inc., a private Internet classifieds company that LiveDeal, Inc., the public company, acquired in 2007. Prior to that, Mr. LeClaire was Vice President and Chief Financial Officer of Utah Medical Products, Inc. (NASDAQ: UTMD), a multi-national medical device corporation. Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance, budgeting and financial management. He holds a Master of Science degree in management from Stanford University’s Graduate School of Business and a Bachelor of Science degree in accounting from the University of Utah.

Each of Messrs. Henry, Garnreiter and LeClaire will serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Garnreiter will chair the Audit Committee, Mr. LeClaire will chair the Compensation Committee and Mr. Henry will chair the Nominating and Corporate Governance Committee. There are no related party transactions between the new directors, on the one hand, and the Company, on the other hand. As directors of the Company, each of the new directors will be entitled to receive base director fees in the amount of $1,700 per month. As Chairman of the Audit Committee, Mr. Garnreiter will also be entitled to an additional $1,000 per month and Messrs. LeClaire and Henry will be entitled to an additional $500 per month as Chairman of the Compensation and Nominating and Corporate Governance Committees, respectively.

As previously disclosed on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2009, the Company also recently appointed Brian Hoekstra and Ryuhei Senda to the Company’s Board. Also, as previously reported in the same 8-K, with the filing of the Company’s Annual Report on form 10-K with the Securities and Exchange Commission on September 3, 2009, the resignations of Masazumi Ishii and Derek Schneideman from the Board have become effective.

Effective September 4, 2009, each of Messrs. Hoekstra, Senda, Henry, Garnreiter and LeClaire were granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.04 per share pursuant to the Company’s 2007 Stock Plan. The options will each vest quarterly over a three-year period.

Appointment of new Chief Executive Officer

On September 4, 2009, Brian Hoekstra was appointed as the Company’s new Chief Executive Officer. The resignation of Derek Schneideman as the Company’s past Chief Executive Officer became effective on September 3, 2009. Mr. Hoekstra is currently a member of the Company’s Board.

As previously disclosed, Mr. Hoekstra has more than 27 years of professional experience including corporate management, strategic planning and business development, as well as extensive technical expertise in lasers, optics, solar, and materials processing. For the past 10 years, he was the CEO of Applied Photonics, Inc., a leading laser solutions provider for the flat panel display industry with an installation base located primarily in Asia. From February 1998 until September 1999, Mr. Hoekstra was Vice President of Technology at Accudyne Corporation. From 1992 until 1998, he held various corporate positions specializing in marketing, technology transfer, and commercialization. From 1986 until 1992, he was the Deputy Director of a NASA Commercial Center. From 1983 until 1986, then Captain Hoekstra was a leading researcher at the Air Force Materials Laboratory at Wright Patterson AFB. Mr. Hoekstra graduated from Illinois Institute of Technology with a bachelor’s degree in physics in 1981. He has been an independent director of Amtech Systems, Inc. (NASDAQ: ASYS) since February 19, 2007.

The Board and Mr. Hoekstra are in the process of negotiating an appropriate and reasonable compensation package for Mr. Hoekstra.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 9, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Financial Officer